UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2011

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary McHenry has been appointed to serve as the Chief Financial Officer of Circle Entertainment Inc. (the "Registrant") effective January 21, 2011. Mr. McHenry, as the Chief Financial Officer, shall serve as the Registrant’s Principal Financial Officer. Mr. McHenry, 60 years old, has served as the Registrant’s Principal Accounting Officer since August 1, 2009. He also served as the Controller of the Registrant’s former Las Vegas subsidiary (including its predecessor entities) from 2007 until its emergence from Chapter 11 bankruptcy proceedings in December 2010. Mr. McHenry is an at-will employee of the Registrant. Mr. McHenry is a CPA and has over 10 years professional experience in the real estate, manufacturing and communications industries.

There is no arrangement or understanding between Mr. McHenry and any other person pursuant to which he was selected as an officer of the Registrant. There are no family relationships between Mr. McHenry and any executive officer or director of the Registrant, and there are no transactions in which Mr. McHenry has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

January 24, 2011	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary